UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 12, 2011, InterMune, Inc. issued a press release announcing that it plans to offer, subject to market and other conditions, 4,000,000 shares of its common stock and $100 million aggregate principal amount of its convertible senior notes due 2018 in concurrent underwritten public offerings. InterMune expects to grant the underwriters 30-day options to purchase up to an additional 600,000 shares of its common stock and up to an additional $15 million aggregate principal amount of its convertible senior notes in connection with the offerings. All of the shares of common stock and the convertible senior notes in the offerings will be sold by InterMune. The common stock offering and the convertible senior note offering are being conducted as separate public offerings by means of separate prospectus supplements, and neither of the offerings is contingent upon the consummation of the other. The prospectus supplements are filed as part of a shelf registration statement filed with the U.S. Securities and Exchange Commission on Form S-3. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, in connection with the planned concurrent public offerings, InterMune has updated the risk factors contained in its periodic reports filed under the Securities Exchange Act of 1934, as amended. A copy of the updated risk factors is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 12, 2011.

99.2	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 12, 2011.

99.2	Risk Factors.